Exhibit 99.1

Escalade Reports Third Quarter 2019 Results

- Revenue growth of 4.1% on net sales of $45.8 million

- Gross profit of $10.0 million

- Operating income of $2.9 million

- Diluted EPS of $0.18 per share

EVANSVILLE, Ind., Oct. 31, 2019 /PRNewswire/ -- Escalade, Incorporated (NASDAQ: ESCA) - "We saw revenue growth of 4.1% in the quarter as we continue to grow sales in the Games category. This growth was partially offset by a continuing decline in archery vertical bow sales. Overall, consumer preferences continue to shift toward E-commerce," stated Dave Fetherman, President and CEO. "With the continuing shift to E-commerce, we are evaluating opportunities to optimize our organization and business processes. As we continue to focus on streamlining operations, we consolidated our Lifeline Fitness Chicago office into the Olney, Illinois facility and absorbed these consolidation costs during the third quarter. We are working with vendors and retailers to reduce the impact of tariffs and customer allowances. As a result of these initiatives, we anticipate gross margin to improve in 2020. The Company repurchased 176,287 shares of stock during the quarter and announced a quarterly dividend of $0.125 per share."

Net sales for the third quarter of 2019 were $45.8 million compared to net sales of $44.0 million for the same quarter in 2018.

Gross margin ratio for the third quarter of 2019 was 21.9%, compared to 28.0% for the same period in the prior year. Gross profit for the third quarter of 2019 was $10.0 million compared to gross profit of $12.3 million for the same quarter in 2018. Margins were negatively impacted by customer allowances, lower factory utilization and sales mix.

Selling, general and administrative expenses (SG&A) were $6.8 million for the quarter compared to $6.9 million for the same period in the prior year, a decrease of $0.1 million or 0.9%. SG&A, as a percent of sales, for the third quarter of 2019 decreased to 14.8% from 15.6% reported for the same period prior year.

Operating income for the third quarter of 2019 was $2.9 million compared to operating income of $5.1 million for the same period in the prior year.

Net income for the third quarter of 2019 was $2.5 million, or $0.18 diluted earnings per share compared to net income of $3.6 million, or $0.25 diluted earnings per share for the same quarter in 2018.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on December 9, 2019 and disbursed on December 16, 2019.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK™ and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our supply chain; Escalade's ability to control costs; Escalade's ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade's ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries Consolidated Condensed Statements of Operations (Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	October 5, 2019	October 6, 2018	October 5, 2019	October 6, 2018

Net sales	$45,756	$43,955	$133,497	$124,788

Costs and Expenses
Cost of products sold	35,717	31,646	102,022	91,994
Selling, administrative and general expenses	6,793	6,856	24,576	22,927
Amortization	347	319	1,135	1,067

Operating Income	2,899	5,134	5,764	8,800

Other Income (Expense)
Interest expense	(96)	(35)	(295)	(390)
Equity in earnings of affiliates	--	--	--	121
Gain on sale of equity method investment (includes ($3,729) of accumulated other comprehensive loss reclassification from foreign currency translation adjustment)	--	--	--	13,020
Other income (expense)	3	7	12	(92)

Income Before Income Taxes	2,806	5,106	5,481	21,459

Provision for Income Taxes	266	1,531	798	4,597

Net Income	$ 2,540	$ 3,575	$ 4,683	$ 16,862

Earnings Per Share Data:
Basic earnings per share	$ 0.18	$ 0.25	$ 0.32	$ 1.17
Diluted earnings per share	$ 0.18	$ 0.25	$ 0.32	$ 1.17

Dividends declared	$ 0.125	$ 0.125	$ 0.375	$ 0.375

Consolidated Condensed Balance Sheets (Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	October 5, 2019	December 29, 2018	October 6, 2018
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 5,226	$ 2,824	$ 11,121
Receivables, less allowance of $519; $532; and $516; respectively	35,592	40,682	36,522
Inventories	48,424	39,122	45,660
Prepaid expenses	2,696	4,151	2,982
Prepaid income tax	1,613	1,082	--
Other current assets	--	2	12
TOTAL CURRENT ASSETS	93,551	87,863	96,297

Property, plant and equipment, net	15,207	15,498	13,367
Operating lease right-of-use assets	1,242	--	--
Intangible assets, net	19,181	19,785	18,624
Goodwill	26,749	26,381	21,548
Other assets	86	--	--
TOTAL ASSETS	$156,016	$149,527	$149,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable	$ 135	$ --	$ --
Trade accounts payable	9,947	5,631	9,465
Accrued liabilities	8,819	11,072	9,859
Income tax payable	--	--	1,120
Current operating lease liabilities	689	--	--
TOTAL CURRENT LIABILITIES	19,590	16,703	20,444

Other Liabilities:
Long-term debt	5,221	--	--
Deferred income tax liability	3,409	3,409	2,469
Operating lease liabilities	575	--	--
Other liabilities	1,094	1,094	503
TOTAL LIABILITIES	29,889	21,206	23,416

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,291,347; 14,438,824; and 14,439,724; shares respectively	14,291	14,439	14,440
Retained earnings	111,836	113,882	111,980
TOTAL STOCKHOLDERS' EQUITY	126,127	128,321	126,420
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$156,016	$149,527	$149,836